SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

Commission File Number: 000-53750

EMERGING MEDIA HOLDINGS, INC.
(Name of Registrant in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	13-1026995 (I.R.S. Employer Identification No.)
201 South Orange Ave., Suite 1510, Orlando, FL (Address of Principal Executive Offices)	32810 (Zip Code)
407-514-1260 (Issuer’s Telephone Number, Including Area Code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of Lifestyle Medical Corporation

On December 29, 2011, we closed an acquisition of 100% of the outstanding shares of Lifestyle Medical Corp., incorporated under the laws of Florida (“LMC”), pursuant to an Exchange Agreement, executed  on that date, by and between the Company and LMC. The consideration paid by the Company for the acquisition of LMC was 5,000,000 shares of our common stock paid to the holders of a majority of the outstanding shares of LMC, valued at $2,500,000.

LMC was incorporated under the laws of the state of Florida on November 14, 2011, and on December 27, 2011 (immediately prior to LMC’s acquisition by the Company) acquired 100% of the membership interests in Elite Professional IP Licensing, LLC, a Delaware limited liability company formed on October 8, 2010 (“Elite”), and 100% of the outstanding shares of Regional Professional Alliance, Inc., a Florida corporation incorporated on October 11, 2010.  At the time of its acquisition by LMC, Elite was the assignee, pursuant to an assignment effective May 9, 2011 (the “Assignment”), from Worldwide Medassets, Ltd. SAL (“WMA”) of  WMA’s  rights as licensee under an October 5, 2010, License Agreement (the “License” or “License agreement”) with Modular Properties Limited, Inc., as Licensor (“MPL”).  The fee that was payable to WMA in connection with the Assignment of the MPL License was $6,000,000, represented by a secured promissory note dated May 7, 2011 the (“WMA Note”) in the principal amount of $6,000,000 issued by Saddleworth Ventures, LLC, a Florida limited liability company (“Saddleworth Ventures”) to WMA., At that time the ownership of Saddleworth Ventures was identical to the ownership of Elite (now a wholly-owned subsidiary of the Company).  Mr. Christopher Smith, our Chief Executive Officer had a 25.26% equity interest in Elite at the time of the assignment of the license and the same interest in Saddleworth Ventures.  As of  the December 27, 2011 acquisition of Elite by LMC, $3,000,000 of the amount owing under the WMA Note had been paid to WMA. The License relates to patent rights used in connection with the operation of medical clinics that provide medical services related to men’s health, with proprietary trade names and logo designs.

Acquisition by the Company of the Rights to the License with MPL

As of January 5, 2012,  Saddleworth Ventures, with the consent of WMA, assigned the WMA Note to Saddleworth Consulting, LLC, a Florida limited liability company (“Saddleworth Consulting”), and Saddleworth Consulting assumed all obligations under the WMA Note, $3,000,000 of the principal amount of which was outstanding as of the date of the assignment.  Our Chief Executive Officer, Christopher Smith is the manager of Saddleworth Consulting and has no equity interest therein.

Pursuant to a Stock Purchase Agreement, dated as of February 8, 2012, between the Company and Saddleworth Consulting, we agreed to issue 19,000,000 shares of our common stock to Saddleworth Consulting in exchange for the satisfaction by Saddleworth Consulting of the outstanding $3,000,000 principal balance on the WMA Note.  In consideration of the stock issuance, such outstanding principal balance and all obligations under the WMA Note to WMA were satisfied by Saddleworth Consulting.

The MPL License Agreement

The MPL License Agreement, under which our wholly-owned subsidiary, Elite, is the licensee pursuant to the Assignment from WMA, provides for the license of medical services, operational systems, manuals, certain names and logo designs and other intellectual property in connection with the operation of medical clinics that provide services related to men’s health within the territory of the continental United States (the “Licensed Rights”).  The License Agreement provides for a fee of 4% of gross receipts of Licensee, payable quarterly.  The term of the License Agreement is for twenty (20) years from the effective date, October 5, 2010. We plan to provide consulting services to medical clinics utilizing the Licensed Rights.

FOR THE FULL TERMS OF THE LICENSE AGREEMENT WITH MODULAR PROPERTIES LIMITED, INC., PLEASE REFER TO THE COPY OF THAT AGREEMENT FILED AS EXHIBIT 10.11 TO THIS REPORT.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.10	Assignment of Licensing Agreement by Worldwide Medassets, Ltd to Elite Professional IP Licensing Company, LLC.

10.11	License Agreement, dated October 5, 2010, between Modular Properties Limited, Inc. and Worldwide Medassets, Ltd.

10.12	Stock Purchase Agreement, dated as of February 8, 2012, by and between the Company and Saddleworth Consulting, LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING MEDIA HOLDINGS, INC.

Dated:	February 15 , 2012

By:	/s/Christopher Smith
Name:	Christopher Smith
Chief Executive Officer